UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
____________
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 22, 2012

The Medicines Company
(Exact Name of Registrant as Specified in Charter)

Delaware	000-31191	04-3324394
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Sylvan Way Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 290-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
At the Annual Meeting of Stockholders of The Medicines Company (the "Company"), held on May 22, 2012 (the “Annual Meeting”), stockholders considered and voted on the following proposals: (1) the election of four class 3 directors for terms expiring at the 2015 annual meeting of stockholders; (2) the approval, on an advisory basis, of the compensation of the Company's named executive officers as presented in the Company's proxy statement delivered to stockholders in connection with the Annual Meeting; and (3) the ratification of the appointment of Ernst & Young LLP as the Company's independent registered accounting firm for the current fiscal year.

The voting results at the Annual Meeting with respect to each of the matters described above, were as follows:

1.	The four directors were elected based upon the following votes:

	For	Withheld	Broker Non-Votes
Armin M. Kessler	43,189,150	1,140,776	2,871,823
Robert G. Savage	43,257,588	1,072,338	2,871,823
Glenn P. Sblendorio	40,059,528	4,270,398	2,871,823
Melvin K. Spigelman	44,212,748	117,178	2,871,823

2.	The Company's executive compensation was approved, on an advisory basis, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
43,203,461	1,114,558	11,907	2,871,823

3.	The independent registered public accounting firm for the current fiscal year was ratified based upon the following votes:

For	Against	Abstain	Broker Non-Votes
47,042,349	145,645	13,755	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEDICINES COMPANY
Date:  May 29, 2012
By:    /s/ Paul M. Antinori
Paul M. Antinori
Senior Vice President and General Counsel